Exhibit (h)(6)(x)

Execution Copy

For ETF Share Classes

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is dated as of September 29, 2026 by and between GMO Trust (the “Trust”), on behalf of its series of the Trust, and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, the Trust is a business trust established under the laws of The Commonwealth of Massachusetts, and is registered as a management investment company under the Investment Company Act of 1940, as amended, consisting of certain of the separate portfolios as listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”);

WHEREAS, Grantham, Mayo Van Otterloo & Co. LLC, a Massachusetts limited liability company (“GMO”) and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated as of June 30, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Agreement;

WHEREAS, GMO, the Trust, and State Street entered into an Amendment and Novation Agreement, effective June 30, 2025, with the result that the fund administration between State Street and GMO was novated to the Trust.

WHEREAS, the Trust and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended to reflect the share class of each Fund identified therein that offers a class of exchange-traded shares that operates as an exchange-traded fund. A copy of such revised Schedule A is attached to this Amendment.

2.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

GMO TRUST, ON BEHALF OF ITS SERIES LISTED ON SCHEDULE A

By:	/s/ Douglas Y Charton
Name:	Douglas Y Charton
Title:	Vice President-Law

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

A copy of the Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

Schedule A

GMO Trust

GMO Alternative Allocation Fund

ETF Class

GMO Benchmark-Free Allocation Fund

ETF Class

GMO Emerging Country Debt Fund

ETF Class

GMO Emerging Markets Ex-China Fund

ETF Class

GMO Emerging Markets Fund

ETF Class

GMO Global Asset Allocation Fund

ETF Class

GMO Global Developed Equity Allocation Fund

ETF Class

GMO Global Equity Allocation Fund

ETF Class

GMO High Yield Fund

ETF Class

GMO Int’l Developed Equity Allocation Fund

ETF Class

GMO International Equity Allocation Fund

ETF Class

GMO International Equity Fund

ETF Class

GMO Multi-Asset Credit Fund

ETF Class

GMO Opportunistic Income Fund

ETF Class

GMO Quality Fund

ETF Class

GMO U.S. Equity Fund

ETF Class

GMO U.S. Small Cap Value Fund

ETF Class

GMO U.S. Treasury Fund

ETF Class

A-1